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                                                                  [EXHIBIT 10.2]

                                                        Confidential Information

               activePress Journal Hosting and Delivery Agreement

THIS AGREEMENT is effective as of April 20th, 1999, by and between HealthGate Data Corp., a Delaware corporation ("HealthGate"), having an address at 25 Corporate Drive, Suite 310, Burlington, Massachusetts 01803 and the Massachusetts Medical Society, a Massachusetts corporation (the "Society"), having an address at 1440 Main Street, Waltham, Massachusetts 02154.

WHEREAS, the Society is the owner and publisher of The New England Journal of Medicine ("NEJM") and the Society desires to retain HealthGate to develop and host an on-line web site for Content (as defined herein) related to NEJM;

WHEREAS, HealthGate, among other business activities, hosts and distributes health and biomedical Content for publishers through the Internet using its activePress service;

NOW THEREFORE, in consideration of the foregoing, the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which is acknowledged by all parties, the parties hereby agree as follows:

1. Site; Development; Implementation Plan. HealthGate shall design, develop, and mount the Content (as defined in Section 3) on servers and host the Content on a World Wide Web site with the address of www.nejm.org (the "Site"). In establishing the Site, HealthGate shall (i) mount the Content on its Hardware, (ii) make the Content and portions thereof accessible in an online interactive mode for searching, access, review, displaying in a web browser or on computer terminals, downloading, and printing on users' Web-enabled computer equipment, and (iii) update the Content at least once a week with updates provided by the Society. All parties will cooperate with respect to the design and development of the Site. The parties, through the Project Managers set forth in Section 2, shall meet and develop an Implementation Plan consistent with this Agreement set forth on Schedule A attached hereto. The Implementation Plan shall be mutually agreed upon among all parties hereto and shall contain details, procedures and specifications for the Site, including HealthGate's policies for handling error reports.

2. Project Managers. Both parties agree to name a Project Manager, who shall be responsible for arranging all meetings, visits, and consultations between the parties, for the transmission and receipt of technical information between the parties, and for coordinating project implementation.

            HealthGate: Paul Harman, General Manager of activePress

            The Society: Catherine Cronin

      All contact between HealthGate and the Society regarding the Content, implementation, and maintenance shall be coordinated between the Project Managers. Either party may substitute other individuals as Project Manager from time to time upon written notice to the other party.

3. Content. The Society shall provide all Content, including text and graphics, for the Site. The Society, at its expense, shall deliver the Content, which shall be limited to The New England Journal of Medicine, in electronic format to HealthGate as specified in the Implementation Plan. As set forth in Section 17 below, the Society retains all ownership and copyrights of the Content. The Implementation Plan shall include specifications for including copyright notices and other notices of right title and interest to the Content. HealthGate will not make or permit any changes to the Content without the written consent of the Society.


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4.    Software and Other Features. HealthGate shall develop, license or otherwise acquire software to operate the Site (collectively the "Software"). HealthGate, at its cost and expense shall upgrade and maintain all Software. Notwithstanding the foregoing, the Society shall, separate from and in addition to those fees described in Section 11 below, be responsible for all fees and expenses relative to the development of additional functions or features not described in the Implementation Plan, but requested by the Society.

5. Content and Software Back-up. HealthGate shall make and maintain back-up copies of all Content and Software pursuant to a schedule set forth in the Implementation Plan. HealthGate shall store said back-up materials in a safe and secure environment, fit for the back-up media, and not located at the same location as HealthGate's Hardware.

6. Telecommunications Access. HealthGate, at its cost and expense, shall maintain adequate Internet access via telecommunications to the Site so that users of the Site may access the Site approximately 24 hours per day, and receive information from the Site at speeds and response times substantially equivalent or superior to HealthGate's own web sites.

7. Server Hardware and Equipment. HealthGate shall maintain the Site on HealthGate's web server and/or other servers through the Term of this Agreement. HealthGate shall acquire and maintain all necessary equipment and hardware (collectively the "Hardware") for Site. The Hardware shall be capable of storing the Content. HealthGate shall replace and upgrade such Hardware to satisfy the requirements of Section 6 (telecommunications access). The Hardware shall be located at HealthGate's computer facilities currently housed at Exodus Communications, Inc. Internet Data Center, located in Waltham, Massachusetts.

8. Sales of Information. The Site will include functions to facilitate the sale of information, such as articles, issues, etc. to users of the Site, via a secure Server to non-subscribers of the Content. The Society shall establish all fees ("Information Fees") and other terms and conditions for such sales. HealthGate shall collect the Information Fees established by the Society. Within 60 days of the end of each calendar month, HealthGate shall forward to the Society the net Information Fees actually collected, which shall be equal to the Information Fees less a Processing Fee for each sale which shall be retained by HealthGate. The Processing Fee is further described in Section 11(e).

9. Activity Reports. During the time that HealthGate hosts the Site, HealthGate shall provide to the Society activity reports detailing performance, access and usage of the Site, including, but not limited to, the title of each article accessed, the number of times each article is accessed, the number of articles sold, and other information that shall be mutually agreed upon from time to time. HealthGate shall provide the Society with activity reports concerning access to the Site within 30 days of the end of any month. All information contained in the activity reports shall be confidential information of the Society and any proprietary rights therein shall be the sole and exclusive property of the Society.

10. Advertising. The Site shall be designed to include space for advertising. All specifications concerning advertising space shall be determined by mutual agreement of the Society and HealthGate and detailed in the Implementation Plan. HealthGate shall use the activePress advertising module to host, update, and administer advertising banners on the site. Fees for these services are detailed in Section 11 (h) below. HealthGate shall not have the right to sell advertising banners on the Site.


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11.   Fees.

      (a) Annual maintenance. The Society shall remit to HealthGate $35,000 annually for site maintenance services outlined in this Agreement. Payment shall be in made within 30 days of receipt of an invoice.

      (b) Conversion. The Society shall remit to HealthGate a one-time $5,000 fee for each year of the Content converted for release via the Site, provided that such Content is not covered in the Implementation Plan. Payment shall be in made within 30 days of receipt of an invoice.

      (c) Storage. The Society shall remit to HealthGate an annual fee of $5,000 for storage of the Content on the Hardware. Payment shall be in made within 30 days of receipt of an invoice.

      (d) Subscriber. The Society shall remit to HealthGate a one time $2.00 fee for each individual subscriber receiving an individual online subscription to the Content for whom access to the Content on the Site is granted.

      (e) Non-subscriber. The Society shall remit a Processing Fee, as described In Section 8 above, equal to 25% of each Information Fee processed by HealthGate. The minimum Processing Fee shall be equal to $3.00 per sales transaction processed by HealthGate.

      (f) Per Page. The Society shall remit to HealthGate a fee of $0.01 (one cent) per page for each free or Info-barter page of the Site viewed by a user (except for NEJM subscribers who have registered for online access) excluding the Site's home page. If the total number of free and Info-barter pages viewed by all users exceeds 1,000,000 in each of any two consecutive months, both the Society and HealthGate agree to negotiate in good faith a new Per Page fee structure.

      (g) Institution. The Society shall remit to HealthGate $ 10 or 5% of the online institutional subscription fee, whichever is greater, for each subscriber receiving an institutional subscription to the Content on the Site.

      (h) Advertising. The Society shall remit to HealthGate 5% of the gross banner advertising fee for the administration of banner advertising on the Site as described in Section 10.

      (i)   Activity reports. All payments and fees described in Section 11 (d),
            (e), (f), (g), and (h) shall be based upon the activity reports referred to Section 9.

      (j) Escrow Account. The Society shall pay all fees associated with the escrow account described in Section 21(b).

      (k) Late Payment. All late payments shall bear interest at a rate equal to eighteen percent (18%) per annum until paid in full.

12. Exclusivity. The Society shall neither host nor grant to any other party the right to host the Content on the Internet during the term of this Agreement. However, nothing contained in this agreement shall restrict the Society from licensing the Full Text (as defined herein) of the NEJM for use in connection with any party's online service or other electronic distribution.


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13.   Distribution Rights. The Society grants to HealthGate the right to sell individual articles and subscriptions to the Content through HealthGate's own Web sites, subject to mutually agreeable terms negotiated between the parties for this activity.

14. Initial Term. The Initial Term of this Agreement shall commence on the date first noted above and, unless terminated earlier as set forth herein, shall continue for a period of two (2) years after such date (the "Initial Term").

15. Renewal. After the Initial Term, this Agreement shall renew for additional consecutive periods of one (1) year subject to termination in accordance with Section 16. Both parties agree to negotiate, in good faith, any changes in payment terms for the subsequent term beginning 120 days before the end of the Initial Term and for each subsequent annual term.

16. Termination. Either party may terminate this Agreement upon the last date of the Initial Term or any subsequent renewal term by giving written notice of termination to the other party no later than ninety (90) days prior to the end of the Initial Term or of any subsequent one year term. Upon termination by either party, HealthGate shall erase the Content from its servers and otherwise discontinue any use of the content within ten
      (10) working days of the date of the termination.

17.   Intellectual Property Rights.

      (a) HealthGate Property. HealthGate shall own and retain all right, title and interest in (i) the Software (as defined in Section 4), and (ii) the copyrights in the Software: and (iii) computer code written by HealthGate for the format, appearance and presentation of the Software and Site (collectively, the "HealthGate Properties"), subject only to (x) the Society's right, title and interest in the Content (as defined in Section 3) contained therein and any derivative work based upon the Content, (y) the Society's trade names, trademarks and service marks and (z) any other information of the Society provided to HealthGate hereunder and (zz) the format, appearance and presentation of the Site (collectively, "Society's Property").

      (b) Society's Property. The Society shall own and retain all right, title and interest in the Society's Property.

      (c) HealthGate Confidential Information. The Society understands and acknowledges that the HealthGate Properties are subject to protection as copyrighted works of authorship of HealthGate or HealthGate's suppliers under the United States Copyright Act, and represent valuable confidential or proprietary information of HealthGate. Further, the Society understands and acknowledges that any confidential information pertaining, inter alia, to HealthGate's customers, finances, internal operations and methods of compiling, manipulating, presenting and disseminating Software or information, which is disclosed to the Society (collectively, "HealthGate Confidential Information"), represent valuable confidential information of HealthGate entitled to protection as trade secrets. The Society shall keep confidential, and shall protect from unauthorized disclosure by its employees and agents, the HealthGate Confidential Information and all copies or physical embodiments thereof in any media in its possession, and shall limit access to such HealthGate Confidential Information to those of its personnel who require such access in connection with the Society's use thereof as permitted by this Agreement. The Society shall secure and protect the HealthGate Confidential Information and any and all copies and other physical embodiments thereof in any media in its possession in a manner consistent with the steps taken by the Society to protect its own trade secrets. The Society shall take appropriate action by instruction or agreement with its employees who are permitted access to the


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            HealthGate Confidential Information or any copy or other physical embodiment thereof in any media in its possession, to satisfy its obligations hereunder. Promptly upon discovery that any person has acquired possession, use or knowledge of any part of the HealthGate Confidential Information other than as authorized by this Agreement, the Society shall notify HealthGate of such fact and the surrounding circumstances. The obligations of this Section 17(c) shall survive any termination of this Agreement. The obligations of this Section 17(c) shall not apply to any information which (a) is generally known to the public, or becomes so known other than by reason of a breach by the Society of its obligations hereunder, (b) was known to the Society prior to its disclosure by HealthGate, or (c) is learned by the Society from a third party who is not in breach of an obligation of confidentiality in making such disclosure.

      (d) Society's Confidential Information. HealthGate understands and acknowledges that any Society's Property contained in the Site, are subject to protection as copyrighted works of authorship of the Society, and represent valuable or proprietary confidential information of the Society. Further, HealthGate understands and acknowledges that the Society information pertaining, inter alia, to the Society's subscribers, customers, finances, internal operations, sales practices and procedures which is disclosed to HealthGate (collectively, "Society's Confidential Information"), represent valuable confidential information of the Society entitled to protection as trade secrets. HealthGate shall keep confidential, and shall protect from unauthorized disclosure by its employees and agents, the Society's Confidential Information and all copies or physical embodiments thereof in its possession, and shall limit access to such Society's Confidential Information to those of its personnel and personnel of its consultants or agents who require such access in connection with HealthGate's use thereof as permitted by this Agreement. HealthGate shall secure and protect the Society's Confidential Information and any and all copies and other physical embodiments thereof in its possession in a manner consistent with the maintenance of the Society's rights and interest therein. HealthGate shall take appropriate action by instruction or agreement with its employees, agents and consultants who are permitted access to the Society's Confidential Information or any copy or other physical embodiment thereof, to satisfy HealthGate's obligations hereunder. Promptly upon discovery that any person has acquired possession, use or knowledge of any part of the Society's Confidential Information other than as authorized by this Agreement. HealthGate shall notify the Society of such fact and the surrounding circumstances. The obligations of this Section 17(d) shall survive any termination of this Agreement. The obligations of this Section 17(d) shall not apply to any information which (a) is generally known to the pubic, or becomes so known other than by reason of a breach by HealthGate of its obligations hereunder, (b) was known to HealthGate prior to its disclosure by the Society, or (c) is learned by HealthGate from a third party who is not in breach of an obligation of confidentiality an making such disclosure.

      (e) Public Authority Exceptions. The parties' respective obligations under this Section 17 shall not apply where disclosure is required, directed or ordered by statute, regulation or a public authority, in legal or administrative proceedings, in connection with the sale of securities in the event of the filing of a Form S-1 Registration Statement or a similar statement for the sale of securities by HealthGate with the Securities Exchange Commission ("SEC") or any state authority or otherwise. Notwithstanding the foregoing, and so that the other party may timely present its objections to such disclosure, each party shall provide the other party with timely notice of a request, requirement or demand to disclose such information or matter which is either made by a public authority, directed to a public authority or required by the rules and regulations of statute, regulation or a public authority.


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18.   Representations and Warranties.

      (a) Authority. Each party hereby represents and warrants that it has the full right, power and authority to enter into and perform this Agreement, and this Agreement has been duly authorized, executed and delivered and constitutes the valid and binding obligation of such party enforceable in accordance with its terms.

      (b) HealthGate. HealthGate hereby represents and warrants that: (i) it has, and will have throughout the term of this Agreement, all right, title and interest in and to the Software, except for items that are in the public domain or that are obtained under valid licenses, (ii) it has and will have the right to grant the license granted herein,
            (iii) the HealthGate Property licensed hereunder does not and will not infringe any trade name, trademark or copyright, and (iv) there are no material suits, claims or proceedings currently pending or threatened against HealthGate based upon use of the Software and that HealthGate will promptly advise the Society of the pendency or threat of any such suits, claims or proceedings relating to the software arising during the term of this Agreement.

      (c) The Society. The Society hereby represents and warrants that: (i) it has, and will have throughout the term of this Agreement, all right, title and interest in and to the Content and Society Properties, except for items that are in the public domain or that are obtained under valid licenses, (ii) it has and will have the right to grant the license granted herein, (iii) the Society Content and Property do not and will not infringe any trade name, trademark or copyright, and (iv) there are no material suits, claims or proceedings currently pending or threatened against the Society based upon the Content and that the Society will promptly advise HealthGate of the pendency or threat of any such suits, claims or proceedings relating to the Content or the Site arising during the term of this Agreement.

19.   Indemnification.

      (a) The Society's Indemnification. The Society shall indemnify, defend and hold harmless HealthGate and its officers, employees, agents, affiliates and subsidiaries against and from all losses, expenses, damages and costs including, without limitation, reasonable attorneys' fees, that may at any time be incurred by any of them by reason of (i) any allegation, claim or suit threatened, made or brought against any of them related to any matter covered by the representations and warranties or set forth in Sections 18 (a) and 18 (c) above, and (ii) any allegation, claim or suit threatened, made or brought against any of them that is based upon or arises from any actual or alleged error, inaccuracy or other defect in the Society's Content or Properties.

      (b) HealthGate's Indemnification. HealthGate shall indemnify, defend and hold harmless each Society and its officers, employees, agents, affiliates and subsidiaries against and from all losses, expenses, damages and costs including, without imitation, reasonable attorney's fees, that may at any time be incurred by any of them by reason of any allegation, claim or suit threatened, made or brought against any of them related to any matter covered by the representations and warranties set forth in Sections 18(a) and 18(b) above.

      (c) Notice; Defense of Claims. Each party shall give prompt written notice to the other party of any claim for indemnification hereunder, specifying to the extent known the amount and nature of the claim, and any matter which in the opinion of such party is likely to give rise to an indemnification claim. The indemnifying party shall have the right to control the defense through counsel of its choosing. The indemnified party shall have the right to the extent of


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                    its interests to  participate on its own behalf and at its own expense in such matter or its settlement through counsel of its choosing.

20. Exclusion of Implied Warranties and Limitation of Liability. EXCEPT AS SET FORTH HEREIN, NEITHER PARTY MAKES ANY WARRANTY OR REPRESENTATION TO THE OTHER, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR ANY OTHER INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. IN NO EVENT SHALL HEALTHGATE'S LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNT OF PAYMENTS MADE BY THE SOCIETY TO HEALTHGATE PURSUANT TO THIS AGREEMENT.

21.   Miscellaneous.

      (a) License of Software. Notwithstanding any other term or provision of this Agreement or the Implementation Plan, HealthGate retains all right, title and interest to the Software (as defined in Section 4 hereof), computer code written by HealthGate for the design, format, appearance and presentation of the Site, the Software and other HealthGate Properties (as defined in Section 17(a) hereof). The Agreement grants to the Society a non-exclusive, non-transferable license to utilize the Software with respect to the Site during the Term of this Agreement. Without limiting the generality of the foregoing, HealthGate may utilize and/or license the Software and other HealthGate Properties for itself or for others without any compensation or liability to the Society, provided however that upon expiration or termination of this Agreement, the Society may, without any obligation to HealthGate, utilize the design, format, appearance and presentation of the Site in any manner which the Society deems appropriate.

      (b) Software Escrow. HealthGate agrees to place into escrow, at a location to be mutually agreed upon by the parties, all applicable source code used to provide the services outlined in this Agreement. The Society shall pay all fees associated with the escrow account. The Society may not access the escrow account except in the case of HealthGate's bankruptcy.

      (c) Publicity. HealthGate shall not distribute or publicly display or communicate the name or trademarks of the Society without the prior written approval of the Society, whose approval shall not be unreasonably withheld. The Society agrees to respond to any request from HealthGate regarding the use of the name or trademarks of the Society within ten (10) working days of the submission of a request; however failure by the Society to respond shall not be deemed approval. If the Society does not respond within these five (5) working days of a request by HealthGate for such approval, the Society's approval shall be assumed to be provided. Notwithstanding the foregoing, the Society hereby consents to the use of its name and trademarks, and the reference to this Agreement, and if appropriate, the filing of this Agreement, in connection with any filings made by HealthGate with the Securities and Exchange Commission and any other applicable state securities regulators concerning an initial or any other public offering of its securities.

      (d) Relationship of Parties. The relationship of the parties hereto shall be that of independent contractors. Nothing herein shall be construed to create any partnership, joint venture, or similar relationship or to subject the parties to any implied duties or obligations respecting the conduct of their affairs which are not expressly stated herein. Neither party shall have any right or authority to assume or create any obligation or responsibility, either express or


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            implied, on behalf of or in the name of the other party, or to bind the other party in any matter or thing whatsoever.

      (e) Notices. Notices to either party under or relating to this Agreement shall be in writing to the address indicated on the first page of this Agreement, Attention: President, and shall be deemed effective when received, or on the second day following the date after depositing the notice with a reputable, overnight delivery service (such as FedEx or U.P.S.).

      (f) Severability. The terms and conditions of this Agreement are severable. If any term or condition of this Agreement is deemed to be illegal or unenforceable under any rule of law, all other terms shall remain in force. Further, the term or condition which is held to be illegal or unenforceable shall remain in effect as far as possible in accordance with the intention of the parties.

      (g) Entire Agreement; Modifications. The parties hereto agree that this Agreement represents the complete and exclusive statement of the Agreement between the parties, and supersedes all prior proposals and understandings, oral or written, relating to the subject matter of this Agreement. This Agreement may be amended only in writing executed by the parties hereto.

      (h) Effect of Waiver. Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision or of any other provision of this Agreement.

      (i) Force Majeure. Neither party shall be responsible for any delay nor failure in performance resulting from acts beyond the control of such party. Such acts shall include but not be limited to an act of God; an act of war; a riot; an epidemic, fire, flood or other disaster; an act of government; and a strike or lockout; provided that, in order to be excused from delay or failure to perform, such party must act diligently to remedy the cause of such delay or failure.

      (j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      (k) Venue. Except with respect to any dispute subject to arbitration in accordance with the provisions of Section 21 (l) below, each party hereto hereby irrevocably agrees that any legal action or proceeding arising out of this Agreement shall be brought only in the Superior Court of The Commonwealth of Massachusetts in and for Middlesex County or the United States District Court for the Eastern Division of the District of Massachusetts (or, if such court does not have subject matter jurisdiction over such dispute, in any other state or federal court located in the Commonwealth of Massachusetts), preserving, however, all rights of removal to a federal court under 28 U.S.C. ss.1441. Each party hereto irrevocably waives any objection to the venue of the aforesaid courts in connection with any legal action or proceeding against it arising out of this Agreement. Each party hereto also agrees that any trial arising out of or in connection with a claim against it in connection with this Agreement shall be before the court and each party's right to a trial by jury is hereby waived. Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of said courts in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, to its address as specified above.

      (l) Arbitration. Any question, dispute, disagreement, or difference of any kind whatsoever which may arise between the Society and HealthGate under, out of, or in connection with this Agreement, or the carrying out of the work hereunder (whether during the progress of the work or after its completion, and whether before or after the termination abandonment or


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            breach of this Agreement) shall be tried to be settled amicably upon mutual consultation with good faith, and in failing so shall be submitted to arbitration in Boston, Massachusetts to a panel of one arbitrator under the rules of the American Arbitration Association.

      (m) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall take effect as an original, and all of which, together, shall evidence one and the same Agreement.

      (n) Section Headings; Exhibits. The section, subsection and Schedule headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. The Schedules referred to herein and attached hereto, or to be attached hereto, are incorporated herein to the same extent as if set forth in full herein.

      (o) Neutral Construction. The parties to this Agreement agree that this Agreement was negotiated fairly between them at arm's length and that the final terms of this Agreement are the product of the parties negotiations. Each party warrants and represents that it has sought and received legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a party or parties on the grounds that the party or parties drafted or was more responsible for drafting the provision(s).

      (p)   Certain terms.

            "HTML" means the series of commands for formatting web pages known as hypertext markup language, and shall include any current and future extensions thereto.

            "Info-barter page" means any page available free to the user, but which may require user registration for access, exclusive of pages available only to NEJM subscribers who have registered for online access.

            "Internet" means the world-wide network of computers commonly understood to provide some or all of the following features, among others: electronic mail, file transfers through File Transfer Protocol ("FTP"), Telnet access to local and remote computers, Usenet Newsgroups, Gopher access to information on local and remote computers, Wide Area Information Servers ("WAIS"), and World Wide Web access.

            "World Wide Web" means all of the web pages that are accessible to a typical computer user with appropriate access to the Internet and a web browser.

            "Full Text" means the editorial content of the NEJM print edition

            "Content" means the editorial content of the NEJM print edition plus additional features that may be provided in the online environment.

      (q) Employees. Neither HealthGate nor the Society shall hire or seek to engage the services of, nor offer to pay commissions, compensation or any other form of incentives to the employees or consultants of the other for any purpose whatsoever without the express written consent of the other party. This provision shall expire eighteen
            (18) months after the termination of this Agreement.

                                                        Confidential Information

      (r) Cooperation. Each party shall cooperate with the other party as is reasonably necessary to further the purposes of this Agreement and the other party's performance hereunder.

Executed as of the date set forth above, as a document under seal, by the duly authorized representatives of the parties hereto.


HealthGate Data Corp


By: /s/ William S. Reece
    ---------------------------
    William S. Reece
    Chief Executive Officer


Massachusetts Medical Society


By: /s/ Marylou Buyse
    ---------------------------

Name:  Marylou Buyse
       ------------------------

Title: President
       ------------------------


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